LEASE AMENDMENT NO. 1

     This Lease Amendment No. 1 (this "Amendment") is executed as of April 10, 2003, between WHWPP REAL ESTATED LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and MDI TECHNOLOGIES, INC., a Missouri corporation ("Tenant") for the purpose of amending the Lease Agreement dated October 23, 2000 (the "Lease"). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

                        RECITALS:

     WHEREAS, Tenant is currently occupying Suite 100, containing 12,022 rentable square feet of space (the "Premises"), in the Building located as 940 West Port Plaza, St. Louis, Missouri in that multi-building development commonly known as West Port Plaza. The land on which the Building is located is described on Exhibit A, attached hereto and incorporated herein.

     WHEREAS, Tenant desires to lease the storage area commonly known as Storage Unit 10 (S-10), containing 215 rentable square feet of space, which is depicted on Exhibit
B, attached hereto and incorporated herein (the "Storage
Space"), and which is located in the Building.

     WHEREAS, Landlord has agreed to lease the Storage Space to Tenant on the terms and conditions contained herein.

                      AGREEMENTS:

     For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. Acceptance. Effective as of the Effective Date (hereinafter defined), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Storage Space. Tenant acknowledges that the Storage Space shall be used for storage only. Except as provided in the next sentence, Tenant hereby accepts the Premises in their "AS-IS" condition. Landlord, at its expense, shall install new door hardware and repair/patch the hole in wall. Tenant's obligations under the Lease, including, without limitation, Tenant's insurance and indemnity obligations, are incorporated herein by reference and shall be applicable to Tenant's use and occupancy of the Storage Space. If Tenant shall fail to perform its obligations with respect to the Storage Space, Landlord shall be entitled to exercise all rights and remedies available to Landlord under the Lease.

     2. Effective Date. The effective date of this Amendment shall be March 1, 2003 (the "Effective Date").

     3. Term. The term for the Storage Space shall begin on the Effective Date and shall terminate at 5:00 p.m., St.
Louis, Missouri time on January 31, 2006, unless sooner terminated as provided in the Lease.

     4.  Base Rent For Storage Space.  As of the Effective
Date, monthly Base Rent for the Storage Space shall be as follows:

         Lease Months                   Base Rent Per Month

March 1, 2003, through February 28, 2004      $152.29
March 1, 2004, through February 28, 2005      $156.77
March 1, 2005, through January 31, 2006       $161.25

     5. Tenant's Proportionate Share. From and after the Effective Date, Tenant's Proportionate Share for the Storage Space shall be .19414%, which percentage is equal to a fraction, the numerator of which is the number of rentable square feet in the Premises (215) and the denominator of which is the number of rentable square feet in the Building (110,742). The Base Year for the Storage Space shall be calendar year 2003. Landlord and Tenant stipulate that the number of rentable square feet in the Storage Space and the Building are correct.

     6. Limitation of Liability. In addition to any other limitation of Landlord's liability is contained in the Lease, the liability of Landlord (and its partners, shareholders or members) to Tenant (or any other person or entity claiming by, through, or under Tenant) for any default by Landlord under the terms of the Lease or any matter relating to or arising out of the occupancy or


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use of the Storage Space, Premises and/or other areas of the
Building shall be limited to Tenant's actual direct, but not consequential damages therefor, and shall be recoverable only from the interest of Landlord in the Building and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.

     7. Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment other than Colliers Turley Martin Tucker, whose commission shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

     8. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

     9. Tenant Estoppel. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) business days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord's Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit C.

     10. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full force and effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State of Missouri.

     11. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

     12. List of Exhibits. All exhibits and attachments hereto are incorporated herein by this reference.

          Exhibit A - Legal Description
          Exhibit B - Depiction of Storage Space
          Exhibit C - Tenant Estoppel Certificate
          Exhibit D - Agency Disclosure

     Executed as of the date first written above.

LANDLORD:                 WHWPP REAL ESTATE LIMITED
                          PARTNERSHIP, a  Delaware
                          limited partnership

                          By:  WHWPP Gen-Par, Inc., a
                               Delaware corporation, its
                               general partner


                               By:_________________________
                                  Name:  Steven H. Reynolds
                                  Title:  Assistant Vice
                                          President


TENANT:                   MDI TECHNOLOGIES, INC., a
                          Missouri corporation


                          By:______________________________
                             Name:  Thomas K. Andrew
                             Title:  CFO


      [EXHIBITS A through D ARE IMMATERIAL AND HAVE
      BEEN OMITTED.]

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